SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




Date of Report (Date of earliest event reported):   June 19, 1998

                               VIALOG CORPORATION
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             (Exact name of registrant as specified in its charter)


   Massachusetts                  333-22585                      04-3305282
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  (State or other                (Commission                  (I.R.S. Employer
    jurisdiction                 File Number)                Identification No.)
 of incorporation)



                    35 New England Business Center, Suite 160
                                Andover, MA 01810
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                    (Address of principal executive offices)



Registrant's telephone number, including area code    (978) 975-3700



                   10 New England Business Center, Suite 302
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events

         At a special meeting of stockholders of VIALOG Corporation ("VIALOG") held on June 19, 1998 in lieu of and for the purposes of the annual meeting, Richard G. Hammermesh was elected as a director of VIALOG for a three year term.

         Richard G. Hammermesh is a founder and Managing Partner of The Center for Executive Development ("CED"), an executive education consulting firm in Cambridge, Massachusetts. Prior to founding CED, he was a member of the faculty of the Harvard Business School from 1976 to 1988. A specialist in business policy, Mr. Hammermesh has taught extensively in Harvard's MBA and executive education programs and has served on the editorial board of the Harvard Business Review.

         Mr. Hammermesh has provided management consulting services in the areas of strategic planning, organization design, and strategic change. He also has been an active consultant to the executive development programs of numerous corporations. Mr. Hammermesh is currently on the Board of Directors of five corporations, including BE Aerospace and Applied Extrusion Technologies.

         Mr. Hammermesh's primary research has focused on the execution of strategic concepts and organizational change. He is the author of Fad-Free Management (1996). He has also published articles in the Harvard Business Review and Academy of Management Review, in addition to his book, Making Strategy Work
(1986). Mr. Hammermesh is a co-author of Business Policy: Text and Cases and the editor of Strategic Management.

         Mr. Hammermesh received his BA from the University of California, and his MBA and DBA from Harvard University.

         Mr. Hammermesh replaces David Lipsky who had been on VIALOG's Board of Directors since November 12, 1998 and whose term expired on June 19, 1998.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                 VIALOG CORPORATION


Date:  July 2, 1998                        By:   /s/  Glenn D. Bolduc
                                                 --------------------------
                                                 Glenn D. Bolduc, President